As filed with the Securities and Exchange Commission on November 7, 2000
                                                      Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                       -----------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         The Securities Act of 1933

                       -----------------------------

                            HARTMARX CORPORATION
           (Exact name of registrant as specified in its charter)

                       -----------------------------

      DELAWARE                                    36-3217140
(State of incorporation)               (I.R.S. employer identification number)

                           101 NORTH WACKER DRIVE
                          CHICAGO, ILLINOIS 60606
            (Address of principal executive offices) (Zip code)

                         1998 INCENTIVE STOCK PLAN
                          (FULL TITLE OF THE PLAN)

                              TARAS R. PROCZKO
              VICE PRESIDENT, CORPORATE COUNSEL AND SECRETARY
                            HARTMARX CORPORATION
                           101 NORTH WACKER DRIVE
                          CHICAGO, ILLINOIS 60606
                               (312) 357-5300
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                       -----------------------------

                               WITH COPY TO:

                            BRIAN W. DUWE, ESQ.
              SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
                           333 WEST WACKER DRIVE
                          CHICAGO, ILLINOIS 60606
                               (312) 407-0700

                       -----------------------------


                                          CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                       Proposed Maximum      Proposed Maximum        Amount of
     Title of Securities          Amount to be          Offering Price      Aggregate Offering      Registration
      to be Registered             Registered            per Share (2)             Price              Fee (3)
-----------------------------------------------------------------------------------------------------------------
    Common Stock,                  2,563,011 (1)              $2.69              $6,894,500             $1,821
    par value $2.50 per share
==================================================================================================================

(1)  This Registration Statement also covers the stock purchase rights (the
     "Rights") of the Registrant which are presently attached to and trade with the Common Stock of the Registrant. Any value attributable to the Rights is reflected in the market price of the Common Stock. Such additional securities are also being registered hereby as may become issuable under the 1998 Incentive Stock Plan (the "Plan") as a result of applicable anti-dilution provisions.
(2)  In accordance with Rules 457(c) and (h) under the Securities Act of
     1933, as amended (the "Securities Act"), estimated solely for the purpose of calculating the registration fee, the maximum offering price per share is based on the average of the high and low sale prices for a share of Common Stock on the Composite Tape of the New
     York Stock Exchange on November 3, 2000.
(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: 0.0264% of $6,894,500, the proposed maximum aggregate offering price (as computed in accordance with Rule
     457 under the Securities Act solely for the purpose of determining the registration fee of the securities registered hereby).


     In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.


                  STATEMENT UNDER GENERAL INSTRUCTION E -
                   REGISTRATION OF ADDITIONAL SECURITIES

        Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 2,563,011 shares of common stock, par value $2.50 per share (the "Common Stock"), including the associated Rights, of Hartmarx Corporation (the "Company") reserved for issuance under the Company's 1998 Incentive Stock Plan. Pursuant to General Instruction E, the contents of the Company's Registration Statement on Form S-8, File No. 333-75185, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

        Shares of the Common Stock previously registered under other employee benefit plans of the Company that were not issued and/or options under such plans that were previously issued and were terminated or were never exercised are, pursuant to the terms of such plans, now available for issuance under the Company's 1998 Incentive Stock Plan and are being registered hereunder. The number of shares of Common Stock being registered under the Company's 1998 Incentive Stock Plan include 390,082 shares under the Company's 1985 Stock Option Plan, 728,806 shares under the Company's 1988 Stock Option Plan and 1,444,123 shares under the Company's 1995 Incentive Stock Plan.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        The following information is provided pursuant to General
Instruction E of Form S-8.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1999.

        (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended February 29, 2000, May 31, 2000 and August 31, 2000 and the Company's Current Report on Form 8-K, dated April 13, 2000 (filed May 2,
2000).

        (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-B, dated July 8, 1983, filed with the Commission pursuant to Section 12(b) of the Exchange Act; and the description of the Rights contained in the Company's Registration Statement on Form 8-A/A, dated May 2, 2000, filed with the Commission pursuant to
Section 12(b) of the Exchange Act.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8. EXHIBITS.

Exhibit No.         Description of Exhibit
-----------         ----------------------

4.1 Amended and Restated Rights Agreement, dated as of April 13, 2000, by and between the Company and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company's Form 8-A/A, filed May 2, 2000).

4.2 Indenture, dated as of March 15, 1994, between the Company and Bank One Wisconsin Trust Company, N.A., Trustee, relating to the Company's 10 7/8% Senior Subordinated Notes due 2002 (incorporated by reference to Exhibit 4-D to the Company's Form 10-Q for the quarter ended February 28, 1994).

4.3 Instrument of Resignation, Appointment and Acceptance, dated July 31, 1995, accepting the resignation of Bank One Wisconsin Trust Company, N.A. and appointing Bank One Columbus, N.A. as successor Paying Agent, Registrar and Trustee under the Indenture (incorporated by reference to Exhibit 4-B-1 to the Company's Form 10-K for the fiscal year ended November 30, 1995).

4.4 Amended and Restated Credit Agreement, dated as of August 18, 1999, among the Company, the Lenders listed therein and General Electric Capital Corporation, as Managing Agent and Collateral Agent (incorporated by reference to Exhibit 4-C to the Company's Form 10-Q for the quarter ended August 31, 1999).

5.1 Opinion of Taras R. Proczko, Vice President, Corporate Counsel and Secretary of the Company.

23.1                Consent of PricewaterhouseCoopers LLP.

23.2                Consent of Taras R. Proczko (included in Exhibit 5.1).

24.1                Power of Attorney


ITEM 9. UNDERTAKINGS.

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (iii) To include any material information with
               respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on this 7th day of November, 2000.

                                           HARTMARX CORPORATION


                                           By: /s/ Taras R. Proczko
                                              -----------------------------
                                           Name:  Taras R. Proczko
                                           Title: Vice President, Corporate
                                                  Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 7th day of November, 2000.


        SIGNATURE                         TITLE
        ---------                         -----


           *
---------------------------     Chairman, Chief Executive Officer and Director
Elbert O. Hand


          *
---------------------------     President, Chief Operating Officer and Director
Homi B. Patel


          *
--------------------------      Director
A. Robert Abboud


          *
--------------------------      Director
Charles Marshall


          *
--------------------------      Director
Samaual A.T. Bakhsh


          *
--------------------------      Director
Michael B. Rohlfs


          *
--------------------------      Director
Jeffrey A. Cole


          *
--------------------------      Director
Stuart L. Scott


          *
--------------------------      Director
Raymond F. Farley


          *
--------------------------      Director
Ella D. Strubel


          *
--------------------------      Director
Donald P. Jacobs


          *
--------------------------      Vice President and Controller (Principal
Andrew A. Zahr                  Accounting Officer)


          *
--------------------------      Executive Vice President and Chief Financial
Glenn R. Morgan                 Officer (Principal Financial Officer)


*  By:/s/ Taras R. Proczko
      ---------------------
      Taras R. Proczko, Attorney-in-fact




                               EXHIBIT INDEX

Exhibit No.         Description of Exhibit
-----------         ----------------------

4.1 Amended and Restated Rights Agreement, dated as of April 13, 2000, by and between the Company and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company's Form 8-A/A, filed May 2, 2000).

4.2 Indenture, dated as of March 15, 1994, between the Company and Bank One Wisconsin Trust Company, N.A., Trustee, relating to the Company's 10 7/8% Senior Subordinated Notes due 2002 (incorporated by reference to Exhibit 4-D to the Company's Form 10-Q for the quarter ended February 28, 1994).

4.3 Instrument of Resignation, Appointment and Acceptance, dated July 31, 1995, accepting the resignation of Bank One Wisconsin Trust Company, N.A. and appointing Bank One Columbus, N.A. as successor Paying Agent, Registrar and Trustee under the Indenture (incorporated by reference to Exhibit 4-B-1 to the Company's Form 10-K for the fiscal year ended November 30, 1995).

4.4 Amended and Restated Credit Agreement, dated as of August 18, 1999, among the Company, the Lenders listed therein and General Electric Capital Corporation, as Managing Agent and Collateral Agent (incorporated by reference to Exhibit 4-C to the Company's Form 10-Q for the quarter ended August 31, 1999).

5.1 Opinion of Taras R. Proczko, Vice President, Corporate Counsel and Secretary of the Company.

23.1                Consent of PricewaterhouseCoopers LLP.

23.2                Consent of Taras R. Proczko (included in Exhibit 5.1).

24.1                Power of Attorney